Exhibit 99.1

Carpenter Technology Corporation

Business Segment Data

(Unaudited)

($ in millions)	Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Net Sales
Specialty Alloys Operations	$335.8	$408.2	$400.1	$325.8	$297.1
Performance Engineered Products	84.2	82.3	71.4	45.4	49.1
Other	10.2	10.2	10.0	9.2	9.3
Intersegment	(16.1)	(17.1)	(17.3)	(4.8)	(3.8)

Consolidated net sales	$414.1	$483.6	$464.2	$375.6	$351.7

Operating Income
Specialty Alloys Operations	$46.3	$44.5	$42.1	$26.7	$26.0
Performance Engineered Products	11.8	12.2	11.4	4.7	6.7
Other	0.6	0.6	1.2	0.2	0.2
Corporate Costs	(10.2)	(12.5)	(9.0)	(10.6)	(9.9)
Pension, earnings, interest and deferrals	(3.6)	(8.8)	(8.8)	(8.8)	(8.8)
Intersegment	(0.9)	(1.0)	(1.7)	(0.1)	(0.1)

Consolidated operating income	$44.0	$35.0	$35.2	$12.1	$14.1

Total Assets
Specialty Alloys Operations	$1,270.5	$1,186.2	$1,211.0	$1,141.1	$1,104.8
Performance Engineered Products	336.3	319.6	298.0	267.1	191.2
Other	28.7	29.9	29.1	28.0	29.9
Corporate	247.5	471.7	197.3	207.1	312.6
Intersegment	(7.5)	(15.5)	(29.0)	(13.3)	(6.1)

Consolidated total assets	$1,875.5	$1,991.9	$1,706.4	$1,630.0	$1,632.4

Depreciation and Amortization
Specialty Alloys Operations	$13.1	$13.4	$13.0	$12.4	$12.4
Performance Engineered Products	4.2	3.8	3.5	1.4	1.4
Other	0.1	0.1	0.1	0.1	0.1
Corporate	1.2	1.2	1.2	1.2	1.2
Intersegment	(0.1)	—	—	—	—

Consolidated depreciation and amortization	$18.5	$18.5	$17.8	$15.1	$15.1

Capital expenditures
Specialty Alloys Operations	$17.6	$28.0	$9.9	$7.1	$6.6
Performance Engineered Products	8.7	14.0	8.2	1.7	1.0
Other	—	0.1	—	0.2	—
Corporate	1.7	2.4	0.4	0.6	0.5
Intersegment	(0.7)	(0.5)	(0.6)	—	—

Consolidated capital expenditures	$27.3	$44.0	$17.9	$9.6	$8.1

	Year Ended June 30,
	2011	2010
Net Sales
Specialty Alloys Operations	$1,431.3	$1,017.6
Performance Engineered Products	248.3	157.7
Other	38.7	32.6
Intersegment	(43.2)	(9.3)

Consolidated net sales	$1,675.1	$1,198.6

Operating income
Specialty Alloys Operations	$139.3	$65.2
Performance Engineered Products	35.0	17.1
Other	2.2	0.7
Corporate Costs	(42.0)	(33.4)
Pension, earnings, interest and deferrals	(35.2)	(38.0)
Intersegment	(2.9)	0.1

Consolidated operating income	$96.4	$11.7

Depreciation and Amortization
Specialty Alloys Operations	$51.1	$47.8
Performance Engineered Products	10.1	5.5
Other	0.3	0.3
Corporate	5.0	5.5

Consolidated depreciation and amortization	$66.5	$59.1

Capital expenditures
Specialty Alloys Operations	$51.6	$38.1
Performance Engineered Products	24.8	3.2
Other	0.4	0.2
Corporate	3.9	2.7
Intersegment	(1.1)	—

Consolidated capital expenditures	$79.6	$44.2